UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                    Proxy Statement Pursuant to Section 14(a)
            of the Securities Exchange Act of 1934 (Amendment No. __)

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[ ]  Revised Preliminary Consent Revocation Statement
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     RULE 14A-6(E)(2)
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[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-12


                                 SIX FLAGS, INC.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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
                                                              November 18, 2005

Dear Fellow Six Flags Stockholder:

         Dan Snyder and his Red Zone team continue to pursue their consent solicitation with what we see as a clear goal to disrupt the sale process. Snyder knows that our process is moving expeditiously, and that we're approaching the finish line. AS WE HAVE PREVIOUSLY TOLD YOU, WE EXPECT TO RECEIVE FINAL BIDS IN EARLY DECEMBER AND WE REMAIN CONFIDENT THAT WE WILL END UP WITH AN ATTRACTIVE TRANSACTION THAT WE WILL BE RECOMMENDING TO YOU BEFORE YEAR END.

           SNYDER IS IN CONTROL OF THE CONSENT SOLICITATION DEADLINE;
                  DON'T LET HIM INFLUENCE THE SALE PROCESS TOO

         Now Snyder tells stockholders that he would "welcome a sale of Six Flags at the right price," and encourages you to place him and his hand-picked nominees in positions that we believe could disrupt that sale. Snyder's own words and actions make it perfectly obvious to us that HE WOULD LIKE NOTHING MORE THAN TO STOP THE SALE OF SIX FLAGS, NO MATTER HOW ATTRACTIVE THE PRICE. Snyder has worked hard to put himself in a position to take effective control of your Company, without paying stockholders for it.

         Snyder wants you to believe that the clock is ticking away, and that his consent solicitation will somehow expire before the sale process concludes. His statements on the subject have been confusing and misleading, but we can make it very clear: as discussed in our November 14 open letter to stockholders, SNYDER CONTROLS THE DEADLINE FOR THE CONSENT SOLICITATION -- THERE IS NO IMMINENT DEADLINE. SO WHY IS SNYDER STILL TRYING TO RUSH YOU TO VOTE NOW? We think Snyder simply wants control and does not care whether you get the opportunity to sell your shares at a premium price.

                      SNYDER COULD DESTROY THE SALE PROCESS
                         UNDER THE GUISE OF IMPROVING IT

         Pretending to be a friend to stockholders, Snyder says that, if he and his designees were to be elected to the Board, they would improve the sale process. BUT HIS OWN WORDS SUGGEST JUST THE OPPOSITE. He has promised stockholders that "As members of the Board . . . [i]f the bid range currently under consideration is at unrealistic and unacceptable prices, we will not hesitate to inform our fellow shareholders. If the price ranges are satisfactory, we will not hesitate to inform our fellow shareholders." We think you should consider carefully the implications of Snyder's statements:

            o If Snyder were to disclose prematurely that the bid range was "satisfactory," do you think any buyer would likely increase its bid?

            o If, on the other hand, he were to disclose that -- in his opinion and based on his clear agenda to assume effective control of the Company without paying for it -- the bid range is not "at the right price," don't you think bidders could be discouraged from continuing to participate in the process, particularly since they could expect their bid to be opposed by three of the Company's directors?

         SNYDER KNOWS FULL WELL THAT PUBLIC STATEMENTS LIKE THESE CONCERNING A CONFIDENTIAL SALE PROCESS COULD CHILL THE AUCTION.

         Institutional Shareholder Services (ISS) recently acknowledged that THE COMPANY'S SALE PROCESS COULD RESULT IN FULL AND FAIR VALUE BEING RECEIVED BY SIX FLAGS STOCKHOLDERS FOR ALL OF THEIR SHARES AT A PREMIUM THAT SHOULD INCORPORATE THE IMPROVED OUTLOOK FOR THE COMPANY. ISS also recognized the importance to stockholders of having the process proceed unimpeded to a conclusion so that stockholders "not give up the `free option' inherent in the auction process." We -- and other Six Flags stockholders -- are concerned, however, that ISS failed to take into account the potential risk to stockholders that a successful completion by Red Zone of its consent solicitation could have a chilling effect on the sale process.

         In fact, several pension fund managers recently told the Washington Post that they were puzzled that ISS would recommend that stockholders act now rather than allow the sale process to conclude:

            "Why not give the company a chance to complete the auction?" said a pension fund manager, who spoke on the condition of anonymity because of sensitivity regarding trading rules.

            Another fund manager agreed that a better strategy would be to "see if the company is successful at auction." (Washington Post, November 16, 2005)

         Many ISS clients make their own voting decisions with respect to proposals relating to mergers and acquisitions activity and contested elections of directors and we strongly encourage ISS clients and all other stockholders to enhance their ability to keep all their options open by continuing to withhold their consent and evaluate the results of the auction process. THERE IS NO NEED TO ACT HASTILY. We urge stockholders to see the process to conclusion and evaluate the options it yields. IT IS IMPERATIVE THAT YOU DO NOT RISK FORECLOSING ANY OF YOUR OPTIONS PREMATURELY.

              PRESERVE YOUR CHOICES BY REJECTING RED ZONE'S CONSENT

         We urge you to protect the value of your investment by rejecting Snyder, Red Zone and their efforts to take effective control of your Company. First, do not sign Red Zone's white consent card. Second, if you have previously signed a white consent card, you may revoke that consent by simply signing, dating and mailing the enclosed BLUE Consent Revocation Card immediately. Finally, if you have not signed Red Zone's consent card, you can show your support for the Board's sale process by signing, dating and mailing the enclosed BLUE Consent Revocation Card. Regardless of the number of shares you own, your revocation of consent is important. Please act today.

         Thank you for your continued support.




                                       Very truly yours,


                                       Kieran E. Burke,
                                       Chairman and Chief Executive Officer
                                       Six Flags, Inc.



Forward Looking Statements:

The information contained in this letter, other than historical information, consists of forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, among others, the costs of reviewing and responding to the unsolicited offer and consent solicitation, and other impacts of the proposed offer on Six Flags' operations. Although Six Flags believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors, including factors impacting attendance, such as local conditions, events, disturbances and terrorist activities, risks of accidents occurring at Six Flags' parks, adverse weather conditions, general economic conditions (including consumer spending patterns), competition, pending, threatened or future legal proceedings and other factors could cause actual results to differ materially from Six Flags' expectations. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions "Cautionary Note Regarding Forward-Looking Statements" and "Business - Risk Factors" in Six Flags' Annual Report on Form 10-K for the year ended December 31, 2004, which is available free of charge on Six Flags' website at www.sixflags.com



Permission to use quotations in this letter was neither requested nor obtained

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                    WE URGE YOU TO DISCARD ANY WHITE CONSENT
                      CARDS THAT YOU RECEIVE FROM RED ZONE

   IF YOU HAVE ANY QUESTIONS OR REQUIRE ASSISTANCE IN VOTING YOUR BLUE CONSENT
      REVOCATION CARD, PLEASE CALL MACKENZIE PARTNERS AT THE PHONE NUMBERS
                                  LISTED BELOW.


                                   MACKENZIE
                                 PARTNERS, INC.

                               105 Madison Avenue
                               New York, NY 10016
                           proxy@mackenziepartners.com
                          (212) 929-5500 (call collect)

                                       or

                            TOLL-FREE (800) 322-2885

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